Exhibit 99.1

Ariba Reports Results for Third Quarter of Fiscal Year 2010

Company posts 16% year-over-year growth in subscription software revenue

SUNNYVALE, Calif., July 29, 2010 — Ariba, Inc. (Nasdaq: ARBA), the leading provider of collaborative business commerce solutions, today announced results for the third quarter of fiscal year 2010 ended June 30.

Quarterly Financial and Operational Highlights:

•	Total revenues of $93.2 million

•	GAAP EPS of $0.05 and non-GAAP EPS of $0.19 per fully-diluted share

•	Subscription software revenue of $44.0 million, up 16% year-over-year

•	12-month subscription software backlog of $141.0 million, up 9% year-over-year

•	Cash flow from operations of $17.3 million, ending cash and investments of $239.2 million

•	Number of on-demand deals up 9% year-over-year

“As businesses return to growth mode, they are looking for solutions that can help them reach the next level of productivity. And as evidenced by our solid quarterly results, they continue to rely on Ariba,” said Bob Calderoni, Chairman and CEO, Ariba. “During the quarter, we strengthened our offerings with the launch the Ariba® Commerce Cloud, a platform that enables companies to drive more efficient and effective inter-enterprise commerce.”

Results for the Third Quarter of Fiscal Year 2010

Revenue:

Total revenues for the third quarter of fiscal year 2010 were $93.2 million, as compared to $83.9 million for the third quarter of fiscal year 2009. Subscription and maintenance revenues for the current quarter were $60.8 million, as compared to $55.4 million for the third quarter of fiscal year 2009. Within subscription and maintenance revenues, subscription software revenue was $44.0 million for the current quarter, as compared to $37.9 million for the third quarter of fiscal year 2009. Services and other revenues for the current quarter were $32.5 million, as compared to $28.5 million for the third quarter of fiscal year 2009.

Earnings Per Share:

Net income for the third quarter of fiscal year 2010 was $4.3 million, or $0.05 per fully-diluted share as compared to $3.9 million or $0.05 per fully diluted share for the third quarter of fiscal year 2009. Net income for the third quarter of fiscal year 2010 included charges of $1.0 million for amortization of intangible assets and $11.5 million for stock-based compensation. Excluding these items, non-GAAP net income for the quarter was $16.8 million, or $0.19 per diluted share.

Balance Sheet and Cash:

Total cash, investments and restricted cash were $239.2 million at June 30, 2010, up $16.3 million from March 31, 2010. Net cash flow from operations for the three months ended June 30, 2010 was $17.3 million, as compared to $20.0 million for the three months ended June 30, 2009. Accounts receivable, on an average days-sales-

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outstanding basis, were 20 days for the third quarter of fiscal year 2010, as compared to 25 days for the third quarter of fiscal year 2009, and down one day with the previous quarter. Total deferred revenues were $114.6 million at June 30, 2010, down $10.8 million from March 31, 2010.

Customer Acquisition and Transactions for the Quarter:

During the quarter, 237 companies of all sizes purchased Ariba solutions to drive their spend management strategies, including: AT&T Inc., ExxonMobil Corporation, Grupo Posadas, S.A. de C.V., Macquarie Group Limited, Live Nation, Inc., Saks Incorporated, Spark Energy LP, State Farm Insurance Companies, and Under Armour, Inc. and Zep, Inc. Ariba added 39 new customers in the third quarter of fiscal year 2010 and closed 13 transactions over $1 million, including eight deals with a software component of greater than $1 million. On-demand product deals totalled 187.

Conference Call Information

Ariba will hold a conference call today at 5:00 p.m. ET / 2:00 p.m. PT to discuss its results for the third quarter of fiscal year 2010. To join the call, please dial (877) 407-8031 in the United States and Canada, or (201) 689-8031 if calling internationally. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.ariba.com.

A replay of the conference call will be available for two weeks by calling (877) 660-6853 in the United States and Canada or (201) 612-7415 internationally and entering account number: 286 and conference ID number: 353662.

About Ariba, Inc.

Ariba, Inc. is the leading provider of collaborative business commerce solutions. Ariba combines industry-leading software as a service (SaaS) technology to optimize the complete commerce lifecycle with the world's largest web-based community to discover, connect and collaborate with a global network of trading partners and expert capabilities to augment internal resources and skills, delivering everything needed to control costs, minimize risk, improve profits and enhance cash flow and operations – all in a cloud-based environment. Whether you’re buying, selling or managing cash, you can do it more efficiently and effectively in the Ariba® Commerce Cloud. Over 300,000 companies, including more than 80 percent of the Fortune 500, use Ariba’s solutions to drive more efficient inter-enterprise commerce. Why not join them? For more information on Ariba commerce solutions and the results they deliver, visit www.ariba.com

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Copyright © 1996 – 2010 Ariba, Inc.

Ariba, the Ariba logo, AribaLIVE, SupplyWatch, Ariba.com, Ariba.com Network, Ariba Spend Management. Find it. Get it. Keep it. and PO-Flip are registered trademarks of Ariba, Inc. Ariba Procure-to-Pay, Ariba Buyer, Ariba eForms, Ariba PunchOut, Ariba Services Procurement, Ariba Travel and Expense, Ariba Procure-to-Order, Ariba Procurement Content, Ariba Sourcing, Ariba Savings and Pipeline Tracking, Ariba Category Management, Ariba Category Playbooks, Ariba StartSourcing, Ariba Spend Visibility, Ariba Analysis, Ariba Data Enrichment, Ariba Contract Management, Ariba Contract Compliance, Ariba Electronic Signatures, Ariba StartContracts, Ariba Invoice Management, Ariba Payment Management, Ariba Working Capital Management, Ariba Settlement, Ariba Supplier Information and Performance Management, Ariba Supplier Information Management, Ariba Discovery, Ariba Invoice Automation, Ariba PO Automation, Ariba Express Content, Ariba Ready, and Ariba LIVE are trademarks or service marks of Ariba, Inc. All other brand or product names may be trademarks or registered trademarks of their respective companies or organizations in the United States and/or other countries.

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Ariba Safe Harbor

Safe Harbor Statement under the Private Securities Litigation Reform Act 1995: Information and announcements in this release involve Ariba’s expectations, beliefs, hopes, plans, intentions or strategies regarding the future and are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to Ariba as of the date of the release, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to Ariba’s operating and financial results to differ materially from current expectations include, but are not limited to: the impact of the credit crises on Ariba’s results of operations and financial condition; delays in development or shipment of new versions of Ariba’s products and services; lack of market acceptance of Ariba’s existing or future products or services; inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by major competitors; the impact of any acquisitions or dispositions; the ability to attract and retain qualified employees; difficulties in assimilating acquired companies, long and unpredictable sales cycles and the deferrals of anticipated orders; declining economic conditions, including the impact of a recession; inability to control costs; changes in the company’s pricing or compensation policies; significant fluctuations in our stock price; the outcome of and costs associated with pending or potential future regulatory or legal proceedings; the impact of our acquisitions, including the disruption or loss of customer, business partner, supplier or employee relationships; and the level of costs and expenses incurred by Ariba as a result of such transactions. Factors and risks associated with its business, including a number of the factors and risks described above, are discussed in Ariba’s Form 10-Q filed with the SEC on May 6, 2010.

Investor Contact:

John Duncan

Ariba, Inc.

(650) 390-1200

Investor@ariba.com

Media Contact:

Karen Master

Ariba, Inc.

(412) 297-8177

kmaster@ariba.com

Ariba, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30, 2010	September 30, 2009
ASSETS
Current assets:
Cash and cash equivalents	$167,728	$130,881
Short-term investments	18,922	12,169
Restricted cash	104	—
Accounts receivable, net	19,899	19,660
Prepaid expenses and other current assets	8,651	11,235

Total current assets	215,304	173,945

Property and equipment, net	16,425	14,418
Long-term investments	23,353	23,155
Restricted cash, less current portion	29,137	29,241
Goodwill	406,507	406,507
Other intangible assets, net	14,179	17,660
Other assets	3,582	3,245

Total assets	$708,487	$668,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,474	$7,758
Accrued compensation and related liabilities	26,333	29,010
Accrued liabilities	15,590	17,010
Restructuring obligations	17,148	17,964
Deferred revenue	107,504	101,172

Total current liabilities	177,049	172,914

Deferred rent obligations	10,463	14,539
Restructuring obligations, less current portion	27,664	31,098
Deferred revenue, less current portion	7,076	9,288
Other long-term liabilities	6,704	6,281

Total liabilities	228,956	234,120

Stockholders’ equity:
Common stock	181	179
Additional paid-in capital	5,222,220	5,189,566
Accumulated other comprehensive loss	(3,114)	(3,688)
Accumulated deficit	(4,739,756)	(4,752,006)

Total stockholders’ equity	479,531	434,051

Total liabilities and stockholders’ equity	$708,487	$668,171

Ariba, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2010	2009	2010	2009
Revenues:
Subscription and maintenance	$60,768	$55,411	$177,897	$164,348
Services and other	32,481	28,463	88,153	90,306

Total revenues	93,249	83,874	266,050	254,654

Cost of revenues:
Subscription and maintenance	13,045	12,158	38,358	35,638
Services and other	21,700	18,551	61,116	56,873
Amortization of acquired technology and customer intangible assets	1,025	1,388	3,377	4,163

Total cost of revenues	35,770	32,097	102,851	96,674

Gross profit	57,479	51,777	163,199	157,980

Operating expenses:
Sales and marketing	31,337	25,515	88,280	79,019
Research and development	11,622	10,787	34,112	32,142
General and administrative	9,369	9,301	25,822	33,116
Litigation benefit	—	—	(7,000)	—
Insurance reimbursement	—	—	—	(7,527)
Amortization of other intangible assets	—	210	104	630
Restructuring costs	—	1,438	8,579	10,837

Total operating expenses	52,328	47,251	149,897	148,217

Income from operations	5,151	4,526	13,302	9,763
Interest and other (expense) income, net	(454)	(265)	(59)	(6,020)

Income before income taxes	4,697	4,261	13,243	3,743
Provision for income taxes	423	367	993	1,158

Net income	$4,274	$3,894	$12,250	$2,585

Net income per share - basic	$0.05	$0.05	$0.14	$0.03
Net income per share - diluted	$0.05	$0.05	$0.14	$0.03
Weighted average shares - basic	87,163	83,444	86,300	82,269
Weighted average shares - diluted	89,336	85,447	88,783	84,712

Ariba, Inc. and Subsidiaries

Cash Flows

(Unaudited; in thousands)

	Three Months Ended June 30,
	2010	2009
Operating activities:
Net income	$4,274	$3,894
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	263	493
Depreciation	2,007	1,932
Amortization of intangible assets	1,025	1,598
Stock-based compensation	11,520	7,640
Restructuring costs	—	1,438
Changes in operating assets and liabilities:
Accounts receivable	(235)	399
Prepaid expense and other assets	4,123	(704)
Accounts payable	2,452	619
Accrued compensation and related liabilities	6,263	3,739
Accrued liabilities	792	(460)
Deferred revenue	(10,915)	5,284
Restructuring obligations	(4,293)	(5,847)

Net cash provided by operating activities	17,276	20,025

Investing activities:
Purchases of property and equipment	(2,042)	(1,352)
Purchases of investments, net of sales	1,188	(17,995)
Allocation from restricted cash, net	—	14

Net cash used in investing activities	(854)	(19,333)

Financing activities:
Proceeds from issuance of common stock, net	164	162
Repurchase of common stock	—	(1,015)

Net cash used in financing activities	164	(853)

Effect of exchange rates on cash and cash equivalents	64	(289)

Net change in cash and cash equivalents	16,650	(450)

Cash and cash equivalents at beginning of period	151,078	112,636

Cash and cash equivalents at end of period	$167,728	$112,186

Non-GAAP Financial Measures

The accompanying press release dated July 29, 2010 contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP). These non-GAAP financial measures include non-GAAP revenues, non-GAAP cost of revenues, gross profit, operating expenses, income from operations, net income and net income per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For example, our non-GAAP financial measures have the effect of excluding a purchase accounting adjustment, costs and expenses from our operating results that should be properly considered under a system of accrual accounting. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude a purchase accounting adjustment and costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management. Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance. The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes. We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009
Expense reconciliation:
GAAP revenue	$93,249	$83,874
Less: GAAP net income	4,274	3,894

Total GAAP expenses	88,975	79,980

Amortization of intangible assets	(1,025)	(1,598)
Stock-based compensation	(11,520)	(7,640)

Total non-GAAP operating expenses	$76,430	$70,742

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009
Net income reconciliation:
GAAP net income	$4,274	$3,894
Amortization of intangible assets	1,025	1,598
Stock-based compensation	11,520	7,640

Non-GAAP net income	$16,819	$13,132

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009
Net income per share reconciliation:
GAAP net income per share - basic	$0.05	$0.05
Amortization of intangible assets	0.01	0.02
Stock-based compensation	0.13	0.09

Non-GAAP net income per share - basic	$0.19	$0.16

Non-GAAP net income per share - diluted	$0.19	$0.15

Weighted average shares - basic	87,163	83,444
Weighted average shares - diluted	89,336	85,447

Ariba, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited; in thousands, except per share data)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP operating results for the period indicated below:

	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Revenue reconciliation:
GAAP revenue	$266,050	$254,654
Purchase accounting adjustment	—	355

Total non-GAAP revenues	$266,050	$255,009

	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Expense reconciliation:
GAAP revenue	$266,050	$254,654
Less: GAAP net income	12,250	2,585

Total GAAP expenses	253,800	252,069

Amortization of intangible assets	(3,481)	(4,793)
Stock-based compensation	(36,272)	(25,262)
Tax accrual reversal	3,089	—
Litigation benefit	7,000	—
Restructuring costs	(8,579)	(10,837)
Other-than-temporary decline in long-term investment	—	(1,414)

Total non-GAAP operating expenses	$215,557	$209,763

	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Net income reconciliation:
GAAP net income	$12,250	$2,585
Purchase accounting adjustment	—	355
Amortization of intangible assets	3,481	4,793
Stock-based compensation	36,272	25,262
Tax accrual reversal	(3,089)	—
Litigation benefit	(7,000)	—
Restructuring costs	8,579	10,837
Other-than-temporary decline in long-term investment	—	1,414

Non-GAAP net income	$50,493	$45,246

	Nine Months Ended June 30, 2010	Nine Months Ended June 30, 2009
Net income per share reconciliation:
GAAP net income per share - basic	$0.14	$0.03
Purchase accounting adjustment	—	0.00
Amortization of intangible assets	0.04	0.06
Stock-based compensation	0.42	0.31
Tax accrual reversal	(0.04)	—
Litigation benefit	(0.08)	—
Restructuring costs	0.10	0.13
Other-than-temporary decline in long-term investment	—	0.02

Non-GAAP net income per share - basic	$0.59	$0.55

Non-GAAP net income per share - diluted	$0.57	$0.53

Weighted average shares - basic	86,300	82,269
Weighted average shares - diluted	88,783	84,712

Discussion of Specific Items Excluded From Non-GAAP Financial Measures

Our non-GAAP financial measures include a purchase accounting adjustment related to deferred revenues and generally exclude costs and expenses for (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs, (iv) litigation benefit, (v) tax accrual reversal and (vi) other-than-temporary impairment of long-term investments. We exclude these items because we believe they are not closely related to the ongoing operating performance of our business and the performance of our senior management and are generally excluded from our budget and planning process. In addition to these reasons, we believe our non-GAAP financial measures are also helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. In addition, except for costs and expenses related to restructuring and integration, these items are non-cash items that do not affect cash flows.

(1) Purchase accounting adjustment – deferred revenue. As announced on December 17, 2007, Ariba acquired Procuri, Inc. In accordance with the fair value provisions, acquired deferred revenue of approximately $4.5 million was recorded on the opening balance sheet, which was approximately $5.9 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company’s business or cash flow, it adversely impacts the Company’s reported GAAP revenue primarily for the first twelve months post- acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided non-GAAP financial measures which exclude the impact of the purchase accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related subscription terms are renewed in future periods.

(2) Amortization of Acquired Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets. We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

(3) Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with stock options and stock granted to employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.

(4) Restructuring costs. We recorded restructuring related to lease abandonment accruals and/or severance and related benefits in the three months and nine months ended June 31, 2009 and the nine months ended June 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations and is significantly impacted by factors outside our control. We believe excluding restructuring costs helps investors compare our operating performance with that of other companies. We recognize, however, that restructuring costs will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

(5) Litigation benefit. We received $7.0 million from Emptoris in relation to a patent litigation judgment which we recorded as income in the nine months ended June 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the litigation benefit helps investors compare our operating performance with that of other companies. We recognize, however, that the litigation benefit impacts cash flow and that we and investors should carefully consider the impact of this on cash flow.

(6) Release of tax reserve. We released a tax reserve of approximately $3.1 million in the nine months ended June 30, 2010. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the tax reserve release helps investors compare our operating performance with that of other companies.

(7) Other-than-temporary impairment of long-term investments. We recorded an other-than temporary impairment of a long-term investment in the nine months ended June 30, 2009. We exclude this from our non-GAAP financial measures because it is unrelated to our ongoing operations. We believe excluding the other-than-temporary impairment helps investors compare our operating performance with that of other companies. We recognize, however, that the other-than-temporary impairment may impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.